Exhibit 99.1
AMERICOLD ANNOUNCES SECOND QUARTER 2025 RESULTS
Launched Three Innovative and Demand-Driven Development Projects

Delivered $0.36 AFFO per share

Updated 2025 Full-Year Outlook

Atlanta, GA, August 7th, 2025 – Americold Realty Trust, Inc. (NYSE: COLD) (the “Company”), a global leader in temperature-controlled logistics, real estate, and value-added services focused on the ownership, operation, acquisition and development of temperature-controlled warehouses, today announced financial and operating results for the second quarter ended June 30, 2025.

George Chappelle, Chief Executive Officer of Americold Realty Trust, said, “Our team continues to execute well in the current market, despite the impacts from multiple headwinds that are constraining occupancy levels across the industry. During the second quarter we made strong progress on our four key operational priorities and won new business, while continuing to manage the business tightly. As a result, the first half of the year has largely been in-line with expectations, demonstrating the resilience and breadth of our various operating levers.”

“We continue to position the Company for future growth. Specifically, we launched three innovative and demand-driven projects during the second quarter – our development in Kansas City in partnership with CPKC, our expansion in Allentown, and finally our state-of-the-art flagship build with DP World in the Port of Jebel Ali in Dubai. All three of these facilities are seeing strong customer demand, and we look forward to their financial contributions for years to come.”

“Looking to the second half of the year, we expect the challenging demand environment to continue, with occupancy and throughput levels remaining below typical seasonality trends. As a result of these headwinds, we are adjusting our AFFO/share guidance range to $1.39 - $1.45. We remain focused on controlling what we can control, including lowering costs, improving efficiencies and capturing new business opportunities. Longer term, cold storage remains a mission-critical asset, and we believe that the breadth and magnitude of our network, in combination with our history of operational excellence positions us to maximize growth as industry volumes improve. I want to thank our associates around the world who continue to deliver for our customers, and I am looking forward to the future that we will help create.”

Second Quarter 2025 Highlights
•Total revenues of $650.7 million, a 1.5% decrease from $661.0 million in Q2 2024 and a decrease of 1.5% on a constant currency basis.
•Net income of $1.6 million, or $0.01 per diluted share, as compared to a net loss of $0.23 per diluted share in Q2 2024.
•Global Warehouse segment same store revenues decreased 1.5% on an actual and constant currency basis as compared to Q2 2024.
•Global Warehouse same store services margin increased to 13.3% from 12.4% in Q2 2024.
•Global Warehouse segment same store NOI decreased 4.2% on an actual and constant currency basis, as compared to Q2 2024.
•Adjusted FFO of $103.6 million, or $0.36 per diluted share, a 5.6% decrease from Q2 2024 Adjusted FFO per diluted share.
•Core EBITDA of $159.1 million, decreased $6.4 million, or 3.9% (3.8% on a constant currency basis) from $165.5 million in Q2 2024.
•Core EBITDA margin of 24.4%, decreased from 25.0% in Q2 2024.

2025 Outlook
The table below includes the details of our annual guidance. The Company’s guidance is provided for informational purposes based on current plans and assumptions and is subject to change. The ranges for these metrics do not include the impact of acquisitions, dispositions, or capital markets activity beyond that which has been previously announced.

As of
	August 7, 2025	May 8, 2025
Warehouse segment same store revenue growth (constant currency)	(4.0)% - 0.0%	0.0% - 2.0%
Warehouse segment same store NOI growth (constant currency)	50 to 100 bps lower than associated revenues	100 bps higher than associated revenues
Warehouse segment non-same store NOI	$7M - $13M	$7M - $13M
Transportation and Third-Party Managed segment NOI	$40M - $44M	$40M - $44M
Total selling, general and administrative expense (guidance as of August 7, 2025 is inclusive of share-based compensation expense of $30M - $32M and $14M - $16M of Project Orion amortization)	$270M - $280M	$270M - $280M
Interest expense	$153M - $157M	$153M - $157M
Current income tax expense	$6M - $8M	$8M - $10M
Non real estate depreciation and amortization expense	$139M - $149M	$139M - $149M
Total maintenance capital expenditures	$60M - $70M	$80M - $85M
Development starts(1)	$200M - $300M	$200M - $300M
Adjusted FFO per share	$1.39 - $1.45	$1.42 - $1.52
(1)Represents the aggregate invested capital for initiated development opportunities.
Investor Webcast and Conference Call
The Company will hold a webcast and conference call on Thursday, August 7, 2025 at 8:00 a.m. Eastern Time to discuss its second quarter 2025 results. A live webcast of the call will be available via the Investors section of Americold Realty Trust’s website at www.americold.com. To listen to the live webcast, please go to the site at least fifteen minutes prior to the scheduled start time in order to register, download and install any necessary audio software. Shortly after the call, a replay of the webcast will be available for 90 days on the Company’s website.
The conference call can also be accessed by dialing 1-877-407-3982 or 1-201-493-6780. The telephone replay can be accessed by dialing 1-844-512-2921 or 1-412-317-6671 and providing the conference ID#13750776. The telephone replay will be available starting shortly after the call until August 21, 2025.
The Company’s supplemental package will be available prior to the conference call in the Investors section of the Company’s website at http://ir.americold.com.
During the conference call, the Company may discuss and answer questions concerning business and financial developments and trends that have occurred after quarter-end. The Company’s responses to questions, as well as other matters discussed during the conference call, may contain or constitute information that has not been disclosed previously.
Second Quarter 2025 Total Company Financial Results
Total revenues for the second quarter of 2025 were $650.7 million, a 1.5% decrease from $661.0 million in the same quarter of the prior year, primarily due to lower volumes in the warehouse segment and a decrease in transportation services revenue.
Total NOI for the second quarter of 2025 was $211.7 million, a decrease of 1.8% (1.7% decrease on a constant currency basis) from the same quarter of the prior year. This decrease is primarily related to a decrease in warehouse segment NOI which was primarily due to lower volumes.

For the second quarter of 2025, the Company reported net income of $1.6 million, or $0.01 per diluted share, compared to a net loss of $64.4 million, or a net loss of $0.23 per diluted share, for the comparable quarter of the prior year. This was primarily driven by the Loss on debt extinguishment and termination of derivative instruments recognized during the second quarter of 2024 of $110.7 million offset by increased Acquisition, cyber incident, and other, net costs and Selling, general, and administrative costs during the second quarter of 2025.
Core EBITDA was $159.1 million for the second quarter of 2025, compared to $165.5 million for the comparable quarter of the prior year. This decrease (3.9% on an actual basis and 3.8% on a constant currency basis) was primarily driven by lower volumes in the warehouse segment and an increase in Selling, general, and administrative costs, primarily due to increased costs associated with the go-live of Project Orion in North America and Asia Pacific.
For the second quarter of 2025, Core FFO was $75.8 million, or $0.27 per diluted share, compared to $95.0 million, or $0.33 per diluted share, for the second quarter of 2024.
For the second quarter of 2025, Adjusted FFO was $103.6 million, or $0.36 per diluted share, compared to $109.4 million, or $0.38 per diluted share, for the second quarter of 2024.
Please see the Company’s supplemental financial information for the definitions and reconciliations of non-GAAP financial measures to the most comparable GAAP financial measures.

Second Quarter 2025 Global Warehouse Segment Results
The following tables present revenues, contribution (NOI), margins, and certain operating metrics for our global, same store, and non-same store warehouses for the three and six months ended June 30, 2025 and 2024.

	Three Months Ended June 30,			Change
Dollars and units in thousands, except per pallet data	2025 Actual	2025 Constant Currency(1)	2024 Actual	Actual	Constant Currency

TOTAL WAREHOUSE SEGMENT
Global Warehouse revenues:
Rent and storage	$256,732	$256,861	$267,671	(4.1)%	(4.0)%
Warehouse services	337,338	337,527	332,716	1.4%	1.4%
Total revenues	$594,070	$594,388	$600,387	(1.1)%	(1.0)%
Global Warehouse cost of operations:
Power	35,544	35,500	37,082	(4.1)%	(4.3)%
Other facilities costs(2)	59,675	59,739	62,385	(4.3)%	(4.2)%
Labor	248,241	248,573	245,626	1.1%	1.2%
Other services costs(3)	49,605	49,533	50,763	(2.3)%	(2.4)%
Total warehouse segment cost of operations	$393,065	$393,345	$395,856	(0.7)%	(0.6)%

Global Warehouse contribution (NOI)	$201,005	$201,043	$204,531	(1.7)%	(1.7)%
Rent and storage contribution (NOI)(4)	$161,513	$161,622	$168,204	(4.0)%	(3.9)%
Services contribution (NOI)(5)	$39,492	$39,421	$36,327	8.7%	8.5%
Global Warehouse margin	33.8%	33.8%	34.1%	-30 bps	-30 bps
Rent and storage margin(6)	62.9%	62.9%	62.8%	10 bps	10 bps
Warehouse services margin(7)	11.7%	11.7%	10.9%	80 bps	80 bps

Global Warehouse rent and storage metrics:
Average economic occupied pallets(8)	4,057	n/a	4,311	(5.9)%	n/a
Average physical occupied pallets(9)	3,454	n/a	3,740	(7.6)%	n/a
Average physical pallet positions	5,499	n/a	5,519	(0.4)%	n/a
Economic occupancy percentage(8)	73.8%	n/a	78.1%	-430 bps	n/a
Physical occupancy percentage(9)	62.8%	n/a	67.8%	-500 bps	n/a
Total rent and storage revenues per average economic occupied pallet	$63.28	$63.31	$62.09	1.9%	2.0%
Total rent and storage revenues per average physical occupied pallet	$74.33	$74.37	$71.57	3.9%	3.9%
Global Warehouse services metrics:
Throughput pallets	8,784	n/a	9,024	(2.7)%	n/a
Total warehouse services revenues per throughput pallet	$38.40	$38.43	$36.87	4.1%	4.2%
(1)The adjustments from our U.S. GAAP operating results to calculate our operating results on a constant currency basis are the effect of changes in foreign currency exchange rates relative to the comparable prior period.
(2)Includes real estate rent expense of $7.4 million and $9.2 million for the three months ended June 30, 2025 and 2024, respectively.
(3)Includes non-real estate rent expense (equipment lease and rentals) of $2.4 million and $3.0 million for the three months ended June 30, 2025 and 2024, respectively.
(4)Calculated as warehouse rent and storage revenues less power and other facilities costs.
(5)Calculated as warehouse services revenues less labor and other services costs.
(6)Calculated as warehouse rent and storage contribution (NOI) divided by warehouse rent and storage revenues.
(7)Calculated as warehouse services contribution (NOI) divided by warehouse services revenues.
(8)We define average economic occupied pallets as the sum of the average number of physically occupied pallets and otherwise contractually committed pallets for a given period, without duplication. Economic occupancy percentage is calculated by dividing the average economic occupied pallets by the estimated average of total physical pallet positions in our warehouses, regardless of whether they are occupied, for the applicable period.
(9)We define average physical occupied pallets as the average number of physically occupied pallets positions in our warehouses for the applicable period. Physical occupancy percentage is calculated by dividing the average number of physically occupied pallets by the estimated average of total physical pallet positions in our warehouses, regardless of whether they are occupied, for the applicable period.
(n/a = not applicable)

	Three Months Ended June 30,			Change
Dollars and units in thousands, except per pallet data	2025 Actual	2025 Constant Currency(1)	2024 Actual	Actual	Constant Currency

SAME STORE WAREHOUSE
Number of same store warehouses	223		223
Same store revenues:
Rent and storage	$247,212	$247,335	$259,427	(4.7)%	(4.7)%
Warehouse services	325,882	326,010	322,446	1.1%	1.1%
Total same store revenues	$573,094	$573,345	$581,873	(1.5)%	(1.5)%
Same store cost of operations:
Power	34,106	34,059	35,379	(3.6)%	(3.7)%
Other facilities costs	57,262	57,320	56,025	2.2%	2.3%
Labor	237,173	237,455	235,609	0.7%	0.8%
Other services costs	45,327	45,250	46,857	(3.3)%	(3.4)%
Total same store cost of operations	$373,868	$374,084	$373,870	—%	0.1%

Same store contribution (NOI)	$199,226	$199,261	$208,003	(4.2)%	(4.2)%
Same store rent and storage contribution (NOI)(2)	$155,844	$155,956	$168,023	(7.2)%	(7.2)%
Same store services contribution (NOI)(3)	$43,382	$43,305	$39,980	8.5%	8.3%
Same store margin	34.8%	34.8%	35.7%	-90 bps	-90 bps
Same store rent and storage margin(4)	63.0%	63.1%	64.8%	-180 bps	-170 bps
Same store services margin(5)	13.3%	13.3%	12.4%	90 bps	90 bps

Same store rent and storage metrics:
Average economic occupied pallets(6)	3,972	n/a	4,203	(5.5)%	n/a
Average physical occupied pallets(7)	3,387	n/a	3,637	(6.9)%	n/a
Average physical pallet positions	5,263	n/a	5,278	(0.3)%	n/a
Economic occupancy percentage(6)	75.5%	n/a	79.6%	-410 bps	n/a
Physical occupancy percentage(7)	64.4%	n/a	68.9%	-450 bps	n/a
Same store rent and storage revenues per average economic occupied pallet	$62.24	$62.27	$61.72	0.8%	0.9%
Same store rent and storage revenues per average physical occupied pallet	$72.99	$73.02	$71.33	2.3%	2.4%
Same store services metrics:
Throughput pallets	8,577	n/a	8,819	(2.7)%	n/a
Same store warehouse services revenues per throughput pallet	$37.99	$38.01	$36.56	3.9%	4.0%
(1)The adjustments from our U.S. GAAP operating results to calculate our operating results on a constant currency basis are the effect of changes in foreign currency exchange rates relative to the comparable prior period.
(2)Calculated as same store rent and storage revenues less same store power and other facilities costs.
(3)Calculated as same store warehouse services revenues less same store labor and other services costs.
(4)Calculated as same store rent and storage contribution (NOI) divided by same store rent and storage revenues.
(5)Calculated as same store services contribution (NOI) divided by same store services revenues.
(6)We define average economic occupied pallets as the sum of the average number of physically occupied pallets and otherwise contractually committed pallets for a given period, without duplication. Economic occupancy percentage is calculated by dividing the average economic occupied pallets by the estimated average of total physical pallet positions in our warehouses, regardless of whether they are occupied, for the applicable period.
(7)We define average physical occupied pallets as the average number of physically occupied pallets positions in our warehouses for the applicable period. Physical occupancy percentage is calculated by dividing the average number of physically occupied pallets by the estimated average of total physical pallet positions in our warehouses, regardless of whether they are occupied, for the applicable period.
(n/a = not applicable)

	Three Months Ended June 30,			Change
Dollars and units in thousands, except per pallet data	2025 Actual	2025 Constant Currency(1)	2024 Actual	Actual	Constant Currency

NON-SAME STORE WAREHOUSE
Number of non-same store warehouses(2)	11		12
Non-same store revenues:
Rent and storage	$9,520	$9,526	$8,244	n/r	n/r
Warehouse services	11,456	11,517	10,270	n/r	n/r
Total non-same store revenues	$20,976	$21,043	$18,514	n/r	n/r
Non-same store cost of operations:
Power	1,438	1,441	1,703	n/r	n/r
Other facilities costs	2,413	2,419	6,360	n/r	n/r
Labor	11,068	11,118	10,017	n/r	n/r
Other services costs	4,278	4,283	3,906	n/r	n/r
Total non-same store cost of operations	$19,197	$19,261	$21,986	n/r	n/r

Non-same store contribution (NOI)	$1,779	$1,782	$(3,472)	n/r	n/r
Non-same store rent and storage contribution (NOI)(3)	$5,669	$5,666	$181	n/r	n/r
Non-same store services contribution (NOI)(4)	$(3,890)	$(3,884)	$(3,653)	n/r	n/r

Non-same store rent and storage metrics:
Average economic occupied pallets(5)	85	n/a	108	n/r	n/a
Average physical occupied pallets(6)	67	n/a	103	n/r	n/a
Average physical pallet positions	236	n/a	241	n/r	n/a
Economic occupancy percentage(5)	36.0%	n/a	44.8%	n/r	n/a
Physical occupancy percentage(6)	28.4%	n/a	42.7%	n/r	n/a
Non-same store rent and storage revenues per average economic occupied pallet	$112.00	$112.07	$76.33	n/r	n/r
Non-same store rent and storage revenues per average physical occupied pallet	$142.09	$142.18	$80.04	n/r	n/r
Non-same store services metrics:
Throughput pallets	207	n/a	205	n/r	n/a
Non-same store warehouse services revenues per throughput pallet	$55.34	$55.64	$50.10	n/r	n/r
(1)The adjustments from our U.S. GAAP operating results to calculate our operating results on a constant currency basis are the effect of changes in foreign currency exchange rates relative to the comparable prior period.
(2)As of June 30, 2025, the non-same store facility count consists of: 6 facilities where the executive leadership team has approved exits in the current year (4 of which are leased facilities and 2 of which are owned facilities and the Company is in pursuit to sell), 4 sites in the recently completed expansion and development phase (further detailed in the External Development and Capital Deployment section of our quarterly supplement), and 1 facility that we purchased in 2025. As of June 30, 2025, there are 4 sites in the development and expansion phase.
(3)Calculated as non-same store rent and storage revenues less non-same store power and other facilities costs.
(4)Calculated as non-same store warehouse services revenues less non-same store labor and other services costs.
(5)We define average economic occupied pallets as the sum of the average number of physically occupied pallets and otherwise contractually committed pallets for a given period, without duplication. Economic occupancy percentage is calculated by dividing the average economic occupied pallets by the estimated average of total physical pallet positions in our warehouses, regardless of whether they are occupied, for the applicable period.
(6)We define average physical occupied pallets as the average number of physically occupied pallets positions in our warehouses for the applicable period. Physical occupancy percentage is calculated by dividing the average number of physically occupied pallets by the estimated average of total physical pallet positions in our warehouses, regardless of whether they are occupied, for the applicable period.
(n/a = not applicable)
(n/r = not relevant)

	Six Months Ended June 30,			Change
Dollars and units in thousands, except per pallet data	2025 Actual	2025 Constant Currency(1)	2024 Actual	Actual	Constant Currency

TOTAL WAREHOUSE SEGMENT
Global Warehouse revenues:
Rent and storage	$511,311	$513,762	$537,095	(4.8)%	(4.3)%
Warehouse services	658,116	661,494	661,002	(0.4)%	0.1%
Total revenues	$1,169,427	$1,175,256	$1,198,097	(2.4)%	(1.9)%
Global Warehouse cost of operations:
Power	67,253	67,586	70,415	(4.5)%	(4.0)%
Other facilities costs(2)	117,225	117,834	127,980	(8.4)%	(7.9)%
Labor	489,153	491,966	493,799	(0.9)%	(0.4)%
Other services costs(3)	98,206	98,628	104,241	(5.8)%	(5.4)%
Total warehouse segment cost of operations	$771,837	$776,014	$796,435	(3.1)%	(2.6)%

Global Warehouse contribution (NOI)	$397,590	$399,242	$401,662	(1.0)%	(0.6)%
Rent and storage contribution (NOI)(4)	$326,833	$328,342	$338,700	(3.5)%	(3.1)%
Services contribution (NOI)(5)	$70,757	$70,900	$62,962	12.4%	12.6%
Global Warehouse margin	34.0%	34.0%	33.5%	50 bps	50 bps
Rent and storage margin(6)	63.9%	63.9%	63.1%	80 bps	80 bps
Warehouse services margin(7)	10.8%	10.7%	9.5%	130 bps	120 bps

Global Warehouse rent and storage metrics:
Average economic occupied pallets(8)	4,093	n/a	4,353	(6.0)%	n/a
Average physical occupied pallets(9)	3,477	n/a	3,775	(7.9)%	n/a
Average physical pallet positions	5,512	n/a	5,525	(0.2)%	n/a
Economic occupancy percentage(8)	74.3%	n/a	78.8%	-450 bps	n/a
Physical occupancy percentage(9)	63.1%	n/a	68.3%	-520 bps	n/a
Total rent and storage revenues per average economic occupied pallet	$124.92	$125.52	$123.39	1.2%	1.7%
Total rent and storage revenues per average physical occupied pallet	$147.06	$147.76	$142.28	3.4%	3.9%
Global Warehouse services metrics:
Throughput pallets	17,515	n/a	18,075	(3.1)%	n/a
Total warehouse services revenues per throughput pallet	$37.57	$37.77	$36.57	2.7%	3.3%
(1)The adjustments from our U.S. GAAP operating results to calculate our operating results on a constant currency basis are the effect of changes in foreign currency exchange rates relative to the comparable prior period.
(2)Includes real estate rent expense of $13.9 million and $18.4 million for the six months ended June 30, 2025 and 2024, respectively.
(3)Includes non-real estate rent expense (equipment lease and rentals) of $4.8 million and $6.5 million for the six months ended June 30, 2025 and 2024, respectively.
(4)Calculated as warehouse rent and storage revenues less power and other facilities costs.
(5)Calculated as warehouse services revenues less labor and other services costs.
(6)Calculated as warehouse rent and storage contribution (NOI) divided by warehouse rent and storage revenues.
(7)Calculated as warehouse services contribution (NOI) divided by warehouse services revenues.
(8)We define average economic occupied pallets as the sum of the average number of physically occupied pallets and otherwise contractually committed pallets for a given period, without duplication. Economic occupancy percentage is calculated by dividing the average economic occupied pallets by the estimated average of total physical pallet positions in our warehouses, regardless of whether they are occupied, for the applicable period.
(9)We define average physical occupied pallets as the average number of physically occupied pallets positions in our warehouses for the applicable period. Physical occupancy percentage is calculated by dividing the average number of physically occupied pallets by the estimated average of total physical pallet positions in our warehouses, regardless of whether they are occupied, for the applicable period.
(n/a = not applicable)

	Six Months Ended June 30,			Change
Dollars and units in thousands, except per pallet data	2025 Actual	2025 Constant Currency(1)	2024 Actual	Actual	Constant Currency

SAME STORE WAREHOUSE
Number of same store warehouses	223		223
Same store revenues:
Rent and storage	$492,408	$494,852	$516,198	(4.6)%	(4.1)%
Warehouse services	640,705	644,015	638,938	0.3%	0.8%
Total same store revenues	$1,133,113	$1,138,867	$1,155,136	(1.9)%	(1.4)%
Same store cost of operations:
Power	64,762	65,093	66,292	(2.3)%	(1.8)%
Other facilities costs	114,507	115,110	112,592	1.7%	2.2%
Labor	471,813	474,573	471,026	0.2%	0.8%
Other services costs	90,090	90,504	96,021	(6.2)%	(5.7)%
Total same store cost of operations	$741,172	$745,280	$745,931	(0.6)%	(0.1)%

Same store contribution (NOI)	$391,941	$393,587	$409,205	(4.2)%	(3.8)%
Same store rent and storage contribution (NOI)(2)	$313,139	$314,649	$337,314	(7.2)%	(6.7)%
Same store services contribution (NOI)(3)	$78,802	$78,938	$71,891	9.6%	9.8%
Same store margin	34.6%	34.6%	35.4%	-80 bps	-80 bps
Same store rent and storage margin(4)	63.6%	63.6%	65.3%	-170 bps	-170 bps
Same store services margin(5)	12.3%	12.3%	11.3%	100 bps	100 bps

Same store rent and storage metrics:
Average economic occupied pallets(6)	4,008	n/a	4,235	(5.4)%	n/a
Average physical occupied pallets(7)	3,411	n/a	3,668	(7.0)%	n/a
Average physical pallet positions	5,271	n/a	5,279	(0.2)%	n/a
Economic occupancy percentage(6)	76.0%	n/a	80.2%	-420 bps	n/a
Physical occupancy percentage(7)	64.7%	n/a	69.5%	-480 bps	n/a
Same store rent and storage revenues per average economic occupied pallet	$122.86	$123.47	$121.89	0.8%	1.3%
Same store rent and storage revenues per average physical occupied pallet	$144.36	$145.08	$140.73	2.6%	3.1%
Same store services metrics:
Throughput pallets	17,138	n/a	17,634	(2.8)%	n/a
Same store warehouse services revenues per throughput pallet	$37.39	$37.58	$36.23	3.2%	3.7%
(1)The adjustments from our U.S. GAAP operating results to calculate our operating results on a constant currency basis are the effect of changes in foreign currency exchange rates relative to the comparable prior period.
(2)Calculated as same store rent and storage revenues less same store power and other facilities costs.
(3)Calculated as same store warehouse services revenues less same store labor and other services costs.
(4)Calculated as same store rent and storage contribution (NOI) divided by same store rent and storage revenues.
(5)Calculated as same store services contribution (NOI) divided by same store services revenues.
(6)We define average economic occupied pallets as the sum of the average number of physically occupied pallets and otherwise contractually committed pallets for a given period, without duplication. Economic occupancy percentage is calculated by dividing the average economic occupied pallets by the estimated average of total physical pallet positions in our warehouses, regardless of whether they are occupied, for the applicable period.
(7)We define average physical occupied pallets as the average number of physically occupied pallets positions in our warehouses for the applicable period. Physical occupancy percentage is calculated by dividing the average number of physically occupied pallets by the estimated average of total physical pallet positions in our warehouses, regardless of whether they are occupied, for the applicable period.
(n/a = not applicable)

	Six Months Ended June 30,			Change
Dollars and units in thousands, except per pallet data	2025 Actual	2025 Constant Currency(1)	2024 Actual	Actual	Constant Currency

NON-SAME STORE WAREHOUSE
Number of non-same store warehouses(2)	11		12
Non-same store revenues:
Rent and storage	$18,903	$18,910	$20,897	n/r	n/r
Warehouse services	17,411	17,479	22,064	n/r	n/r
Total non-same store revenues	$36,314	$36,389	$42,961	n/r	n/r
Non-same store cost of operations:
Power	2,491	2,493	4,123	n/r	n/r
Other facilities costs	2,718	2,724	15,388	n/r	n/r
Labor	17,340	17,393	22,773	n/r	n/r
Other services costs	8,116	8,124	8,220	n/r	n/r
Total non-same store cost of operations	$30,665	$30,734	$50,504	n/r	n/r

Non-same store contribution (NOI)	$5,649	$5,655	$(7,543)	n/r	n/r
Non-same store rent and storage contribution (NOI)(3)	$13,694	$13,693	$1,386	n/r	n/r
Non-same store services contribution (NOI)(4)	$(8,045)	$(8,038)	$(8,929)	n/r	n/r

Non-same store rent and storage metrics:
Average economic occupied pallets(5)	85	n/a	118	n/r	n/a
Average physical occupied pallets(6)	66	n/a	107	n/r	n/a
Average physical pallet positions	241	n/a	246	n/r	n/a
Economic occupancy percentage(5)	35.3%	n/a	48.0%	n/r	n/a
Physical occupancy percentage(6)	27.4%	n/a	43.5%	n/r	n/a
Non-same store rent and storage revenues per average economic occupied pallet	$222.39	$222.47	$177.09	n/r	n/r
Non-same store rent and storage revenues per average physical occupied pallet	$286.41	$286.52	$195.30	n/r	n/r
Non-same store services metrics:
Throughput pallets	377	n/a	441	n/r	n/a
Non-same store warehouse services revenues per throughput pallet	$46.18	$46.36	$50.03	n/r	n/r
(1)The adjustments from our U.S. GAAP operating results to calculate our operating results on a constant currency basis are the effect of changes in foreign currency exchange rates relative to the comparable prior period.
(2)As of June 30, 2025, the non-same store facility count consists of: 6 facilities where the executive leadership team has approved exits in the current year (4 of which are leased facilities and 2 of which are owned facilities and the Company is in pursuit to sell), 4 sites in the recently completed expansion and development phase (further detailed in the External Development and Capital Deployment section of our quarterly supplement), and 1 facility that we purchased in 2025. As of June 30, 2025, there are 4 sites in the development and expansion phase.
(3)Calculated as non-same store rent and storage revenues less non-same store power and other facilities costs.
(4)Calculated as non-same store warehouse services revenues less non-same store labor and other services costs.
(5)We define average economic occupied pallets as the sum of the average number of physically occupied pallets and otherwise contractually committed pallets for a given period, without duplication. Economic occupancy percentage is calculated by dividing the average economic occupied pallets by the estimated average of total physical pallet positions in our warehouses, regardless of whether they are occupied, for the applicable period.
(6)We define average physical occupied pallets as the average number of physically occupied pallets positions in our warehouses for the applicable period. Physical occupancy percentage is calculated by dividing the average number of physically occupied pallets by the estimated average of total physical pallet positions in our warehouses, regardless of whether they are occupied, for the applicable period.
(n/a = not applicable)
(n/r = not relevant)

Warehouse Results
For the second quarter of 2025, Global Warehouse segment revenues were $594.1 million, a decrease of $6.3 million, or 1.1% (1.0% decrease on a constant currency basis), compared to $600.4 million for the second quarter of 2024. This decrease was principally driven by lower volumes and throughput pallets due to a competitive environment, the lapping of a counter cyclical inventory build in the prior year, changes in consumer buying habits, and the related change in food production levels, partially offset by annual rate increases in the normal course of operations.
Global Warehouse segment contribution (NOI) was $201.0 million for the second quarter of 2025 as compared to $204.5 million for the second quarter of 2024, a decrease of $3.5 million, or a decrease of 1.7% on an actual and constant currency basis. Global Warehouse segment contribution (NOI) decreased primarily due to the factors noted above. Global Warehouse segment margin was 33.8% for the second quarter of 2025, a 30 basis point decrease compared to the second quarter of 2024, driven by lower volumes.
Fixed Commitment Rent and Storage Revenues
As of June 30, 2025, $617.4 million of the Company’s annualized rent and storage revenues were derived from customers with fixed commitment rent and storage contracts compared to $629.3 million at the end of the first quarter of 2025 and $618.0 million at the end of the second quarter of 2024. On a combined basis, 59.7% of rent and storage revenues were generated from fixed commitment storage contracts or leases. On a combined basis, 61.4% of total warehouse segment revenues were generated from customers with fixed committed contracts or leases.
Economic and Physical Occupancy
Fixed commitments storage contracts are designed to ensure the Company’s customers have space available when needed. For the second quarter of 2025, economic occupancy for the total warehouse segment was 73.8% and the warehouse segment same store pool was 75.5%, representing a 1,100 and 1,110 basis point increase above physical occupancy, respectively. Economic occupancy for the total warehouse segment decreased 430 basis points, and the warehouse segment same store pool decreased 410 basis points as compared to the second quarter of 2024. This was primarily due to lower overall volumes due to a competitive environment, the lapping of a counter cyclical inventory build in the prior year, changes in consumer buying habits, and the related change in food production levels which are primarily caused by growing consumer conservatism amid ongoing regulatory shifts.
Real Estate Portfolio
As of June 30, 2025, the Company’s portfolio consists of 237 facilities. The Company ended the second quarter of 2025 with 234 facilities in its Global Warehouse segment portfolio and 3 facilities in its Third-party managed segment. The same store population consists of 223 facilities for the quarter ended June 30, 2025. As of June 30, 2025, the non-same store facility count consists of: 6 facilities where the executive leadership team has approved exits in the current year (4 of which are leased facilities and 2 of which are owned facilities and the Company is in pursuit to sell), 4 sites in the recently completed expansion and development phase (further detailed in the External Development and Capital Deployment section of our quarterly supplement), and 1 facility that we purchased in 2025. As of June 30, 2025, there are 4 sites in the development and expansion phase.
Balance Sheet Activity and Liquidity
As of June 30, 2025, the Company had total liquidity of approximately $937.0 million, including cash and available capacity on its revolving credit facility. Total net debt outstanding was approximately $3.9 billion (inclusive of approximately $193.2 million of financing leases/sale lease-backs and exclusive of unamortized deferred financing fees), of which 95.2% was in an unsecured structure. At quarter end, net debt to pro forma Core EBITDA (based on trailing twelve months Core EBITDA) was approximately 6.3x. The Company’s unsecured debt has a remaining weighted average term of 4.9 years, inclusive of extensions that the Company is expected to utilize, and carries a weighted average contractual interest rate of 4.0%. As of June 30, 2025, approximately 92.7% of the Company’s total debt outstanding was at a fixed rate, inclusive of hedged variable-rate for fixed-rate debt.

Dividend
On May 20, 2025, the Company’s Board of Directors declared a 5% increase in the dividend, as compared to the prior year, to $0.23 per share for the second quarter of 2025, which was paid on July 15, 2025 to common stockholders of record as of June 30, 2025.
About the Company
Americold is a global leader in temperature-controlled logistics real estate and value-added services. Focused on the ownership, operation, acquisition and development of temperature-controlled warehouses, Americold owns and/or operates 237 temperature-controlled warehouses, with approximately 1.5 billion refrigerated cubic feet of storage, in North America, Europe, Asia-Pacific, and South America. Americold’s facilities are an integral component of the supply chain connecting food producers, processors, distributors and retailers to consumers.
Non-GAAP Measures
We use the following non-GAAP financial measures as supplemental performance measures of our business: NAREIT FFO, Core FFO, Adjusted FFO, NAREIT EBITDAre, Core EBITDA, Core EBITDA margin, net debt to pro-forma Core EBITDA, segment contribution (“NOI”) and margin, same store revenues and NOI, certain constant currency metrics, and maintenance capital expenditures. Definitions of these non-GAAP metrics are included in our quarterly financial supplement, and reconciliations of these non-GAAP measures to their most comparable US GAAP metrics are included herein. Each of the non-GAAP measures included in this press release has limitations as an analytical tool and should not be considered in isolation or as a substitute for an analysis of the Company’s results calculated in accordance with GAAP. In addition, because not all companies use identical calculations, the Company’s presentation of non-GAAP measures in this press release may not be comparable to similarly titled measures disclosed by other companies, including other REITs.
Forward-Looking Statements
This press release contains statements about future events and expectations that constitute forward-looking statements. Forward-looking statements are based on our beliefs, assumptions and expectations of our future financial and operating performance and growth plans, taking into account the information currently available to us. These statements are not statements of historical fact. Forward-looking statements involve risks and uncertainties that may cause our actual results to differ materially from the expectations of future results we express or imply in any forward-looking statements, and you should not place undue reliance on such statements. Factors that could contribute to these differences include the following: rising inflationary pressures, increased interest rates and operating costs; national, international, regional and local economic conditions, including impacts and uncertainty from trade disputes and tariffs on goods imported to the United States and goods exported to other countries; periods of economic slowdown or recession; labor and power costs; labor shortages; our relationship with our associates, the occurrence of any work stoppages or any disputes under our collective bargaining agreements and employment related litigation; the impact of supply chain disruptions; risks related to rising construction costs; risks related to expansions of existing properties and developments of new properties, including failure to meet budgeted or stabilized returns within expected time frames, or at all, in respect thereof; uncertainty of revenues, given the nature of our customer contracts; acquisition risks, including the failure to identify or complete attractive acquisitions or failure to realize the intended benefits from our recent acquisitions; difficulties in expanding our operations into new markets; uncertainties and risks related to public health crises; a failure of our information technology systems, systems conversions and integrations, cybersecurity attacks or a breach of our information security systems, networks or processes; risks related to implementation of the new ERP system, defaults or non-renewals of significant customer contracts; risks related to privacy and data security concerns, and data collection and transfer restrictions and related foreign regulations; changes in applicable governmental regulations and tax legislation; risks related to current and potential international operations and properties; actions by our competitors and their increasing ability to compete with us; changes in foreign currency exchange rates; the potential liabilities, costs and regulatory impacts associated with our in-house trucking services and the potential disruptions associated with our use of third-party trucking service providers for transportation services to our customers; liabilities as a result of our participation in multi-employer pension plans; risks related to the partial ownership of properties, including our JV investments; risks related to natural disasters; adverse economic or real estate developments in our geographic markets or the temperature-controlled warehouse industry; changes in real estate and zoning laws and increases in real property tax rates; general economic conditions; risks associated with the ownership of real estate generally and temperature-controlled warehouses in particular; possible environmental liabilities; uninsured losses or losses in excess of our insurance coverage; financial market fluctuations; our failure to obtain necessary outside financing on attractive terms, or at all; risks related to, or restrictions contained in, our debt financings; decreased storage rates or increased vacancy rates; the potential dilutive effect of our common stock offerings, including our ongoing at the market program; the cost and time requirements as a result of our operation as a publicly traded REIT; and our failure to maintain our status as a REIT.
Words such as “anticipates,” “believes,” “continues,” “estimates,” “expects,” “goal,” “objectives,” “intends,” “may,” “opportunity,” “plans,” “potential,” “near-term,” “long-term,” “projections,” “assumptions,” “projects,” “guidance,” “forecasts,” “outlook,” “target,” “trends,” “should,” “could,” “would,” “will” and similar expressions are intended to identify such forward-looking statements, although not all forward-looking statements may contain such words. Examples of forward-looking statements included in this press release include, but are not limited to, those regarding our 2025 outlook and our migration of our customers to fixed commitment storage contracts. We qualify any forward-looking statements entirely by these cautionary factors. Other risks, uncertainties and factors, including those discussed under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024, and other reports filed with the Securities and Exchange Commission, could cause our actual results to differ materially from those projected in any forward-looking statements we make. We assume no obligation to update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future except to the extent required by law.
Contacts:
Americold Realty Trust, Inc.
Investor Relations
Telephone: 678-459-1959
Email: investor.relations@americold.com

Americold Realty Trust, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)
(In thousands, except shares and per share amounts)
	June 30, 2025	December 31, 2024
Assets
Property, buildings, and equipment:
Land	$832,480	$806,981
Buildings and improvements	4,577,009	4,462,565
Machinery and equipment	1,671,187	1,598,502
Assets under construction	886,925	606,233
	7,967,601	7,474,281
Accumulated depreciation	(2,616,706)	(2,453,597)
Property, buildings, and equipment – net	5,350,895	5,020,684

Operating leases - net	178,868	222,294
Financing leases - net	122,440	104,216

Cash, cash equivalents, and restricted cash	101,376	47,652
Accounts receivable – net of allowance of $19,117 and $24,426 at June 30, 2025 and December 31, 2024, respectively	366,456	386,924
Identifiable intangible assets – net	839,730	838,660
Goodwill	828,457	784,042
Investments in and advances to partially owned entities	35,618	40,252
Other assets	265,779	291,230
Total assets	$8,089,619	$7,735,954

Liabilities and Equity
Liabilities
Borrowings under revolving line of credit	$293,570	$255,052
Accounts payable and accrued expenses	579,642	603,411
Senior unsecured notes and term loans – net of deferred financing costs of $17,486 and $13,882 at June 30, 2025 and December 31, 2024, respectively	3,544,831	3,031,462
Sale-leaseback financing obligations	77,031	79,001
Financing lease obligations	116,133	95,784
Operating lease obligations	175,963	219,099
Unearned revenues	21,952	21,979
Deferred tax liability - net	127,596	115,772
Other liabilities	7,581	7,389
Total liabilities	4,944,299	4,428,949

Equity
Stockholders' equity:
Common stock, $0.01 par value per share – 500,000,000 authorized shares; 284,745,001 and 284,265,041 shares issued and outstanding at June 30, 2025 and December 31, 2024, respectively	2,847	2,842
Paid-in capital	5,657,220	5,646,879
Accumulated deficit and distributions in excess of net earnings	(2,487,951)	(2,341,654)
Accumulated other comprehensive loss	(58,468)	(27,279)
Total stockholders’ equity	3,113,648	3,280,788
Noncontrolling interests	31,672	26,217
Total equity	3,145,320	3,307,005
Total liabilities and equity	$8,089,619	$7,735,954

Americold Realty Trust, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations (Unaudited)
(In thousands, except per share amounts)
	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenues:
Rent, storage, and warehouse services	$594,070	$600,387	$1,169,427	$1,198,097
Transportation services	48,097	50,637	92,090	107,490
Third-party managed services	8,581	9,931	18,211	20,348
Total revenues	650,748	660,955	1,279,728	1,325,935
Operating expenses:
Rent, storage, and warehouse services cost of operations	393,065	395,856	771,837	796,435
Transportation services cost of operations	39,355	41,787	76,094	87,118
Third-party managed services cost of operations	6,672	7,829	14,293	16,063
Depreciation and amortization	90,462	89,649	179,444	181,744
Selling, general, and administrative	66,907	59,453	136,142	124,879
Acquisition, cyber incident, and other, net	23,226	3,013	48,640	18,011
Impairment of long-lived assets	5,226	—	5,226	—
Net gain from sale of real estate	(11,760)	—	(11,760)	(3,514)
Total operating expenses	613,153	597,587	1,219,916	1,220,736

Operating Income	37,595	63,368	59,812	105,199

Other income (expense):
Interest expense	(38,245)	(33,180)	(74,362)	(66,610)
Loss on debt extinguishment and termination of derivative instruments	—	(110,682)	—	(115,864)
Loss from investments in partially owned entities	(335)	(1,034)	(1,698)	(1,983)
Other, net	5,775	14,623	7,071	24,149
Income (loss) before income taxes	4,790	(66,905)	(9,177)	(55,109)

Income tax (expense) benefit:
Current income tax	(1,995)	(1,857)	(3,928)	(3,232)
Deferred income tax	(1,245)	4,353	(1,818)	3,734
Total income tax (expense) benefit	(3,240)	2,496	(5,746)	502

Net income (loss)	$1,550	$(64,409)	$(14,923)	$(54,607)
Net income (loss) attributable to noncontrolling interests	11	(300)	(82)	(238)
Net income (loss) attributable to Americold Realty Trust, Inc.	$1,539	$(64,109)	$(14,841)	$(54,369)

Weighted average common stock outstanding – basic	285,604	284,683	285,484	284,664
Weighted average common stock outstanding – diluted	285,794	284,683	285,484	284,664

Net income (loss) per common share - basic	$0.01	$(0.23)	$(0.05)	$(0.19)
Net income (loss) per common share - diluted	$0.01	$(0.23)	$(0.05)	$(0.19)

Reconciliation of Net Income (Loss) to NAREIT FFO, Core FFO, and Adjusted FFO
(In thousands, except per share amounts)
	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net income (loss)	$1,550	$(64,409)	$(14,923)	$(54,607)
Adjustments:
Real estate related depreciation	55,292	56,410	110,891	112,685
Net gain from sale of real estate	(11,760)	—	(11,760)	(3,514)
Net loss on real estate related asset disposals	—	53	1	93
Impairment charges on certain real estate assets	3,739	—	3,739	—
Our share of reconciling items related to partially owned entities	279	418	494	566
NAREIT FFO	$49,100	$(7,528)	$88,442	$55,223
Adjustments:
Net gain on sale of non-real assets	(163)	(548)	(29)	(568)
Acquisition, cyber incident, and other, net	23,226	3,013	48,640	18,011
Impairment of long-lived assets (excluding certain real estate assets)	1,487	—	1,487	—
Loss on debt extinguishment and termination of derivative instruments	—	110,682	—	115,864
Foreign currency exchange (gain) loss	(192)	(11,321)	29	(10,948)
Gain on legal settlement related to prior period operations	—	—	—	(6,104)
Project Orion deferred costs amortization	4,762	581	6,871	581
Our share of reconciling items related to partially owned entities	27	144	145	280
Gain from sale of partially owned entity	(2,420)	—	(2,420)	—
Core FFO	$75,827	$95,023	$143,165	$172,339
Adjustments:
Amortization of deferred financing costs and pension withdrawal liability	1,523	1,294	2,923	2,583
Amortization of below/above market leases	363	360	714	728
Straight-line rent adjustment	77	367	161	956
Deferred income tax expense (benefit)	1,245	(4,353)	1,818	(3,734)
Stock-based compensation expense(1)	6,594	6,064	13,853	12,683
Non-real estate depreciation and amortization	35,170	33,239	68,553	69,059
Maintenance capital expenditures(2)	(17,283)	(22,832)	(32,082)	(40,765)
Our share of reconciling items related to partially owned entities	71	235	208	461
Adjusted FFO	$103,587	$109,397	$199,313	$214,310
(1)Stock-based compensation expense excludes any stock compensation expense associated with non-routine employee awards, which are recognized within Acquisition, cyber incident, and other, net.
(2)Maintenance capital expenditures include capital expenditures made to extend the life of, and provide future economic benefit from, our existing temperature-controlled warehouse network and its existing supporting personal property and information technology.

Reconciliation of Net Income (Loss) to NAREIT FFO, Core FFO, and Adjusted FFO (continued)
(In thousands, except per share amounts)
	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
NAREIT FFO	$49,100	$(7,528)	$88,442	$55,223
Core FFO	$75,827	$95,023	$143,165	$172,339
Adjusted FFO	$103,587	$109,397	$199,313	$214,310

Reconciliation of weighted average shares:
Weighted average basic shares for net income calculation	285,604	284,683	285,484	284,664
Dilutive stock options and unvested restricted stock units	190	327	228	280
Weighted average dilutive shares	285,794	285,010	285,712	284,944

NAREIT FFO - basic per share	$0.17	$(0.03)	$0.31	$0.19
NAREIT FFO - diluted per share	$0.17	$(0.03)	$0.31	$0.19

Core FFO - basic per share	$0.27	$0.33	$0.50	$0.61
Core FFO - diluted per share	$0.27	$0.33	$0.50	$0.60

Adjusted FFO - basic per share	$0.36	$0.38	$0.70	$0.75
Adjusted FFO - diluted per share	$0.36	$0.38	$0.70	$0.75

Reconciliation of Net Income (Loss) to NAREIT EBITDAre and Core EBITDA
(In thousands)
	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net income (loss)	$1,550	$(64,409)	$(14,923)	$(54,607)
Adjustments:
Depreciation and amortization	90,462	89,649	179,444	181,744
Interest expense	38,245	33,180	74,362	66,610
Income tax expense (benefit)	3,240	(2,496)	5,746	(502)
Net gain from sale of real estate	(11,760)	—	(11,760)	(3,514)
Adjustment to reflect share of EBITDAre of partially owned entities	976	1,520	2,492	2,990
NAREIT EBITDAre	$122,713	$57,444	$235,361	$192,721
Adjustments:
Acquisition, cyber incident, and other, net	23,226	3,013	48,640	18,011
Loss from investments in partially owned entities	335	1,034	1,698	1,983
Impairment of long-lived assets	5,226	—	5,226	—
Foreign currency exchange (gain) loss	(192)	(11,321)	29	(10,948)
Stock-based compensation expense(1)	6,594	6,064	13,853	12,683
Loss on debt extinguishment and termination of derivative instruments	—	110,682	—	115,864
Loss on other asset disposals	(163)	(495)	(28)	(475)
Gain on legal settlement related to prior period operations	—	—	—	(6,104)
Project Orion deferred costs amortization	4,762	581	6,871	581
Reduction in EBITDAre from partially owned entities	(976)	(1,520)	(2,492)	(2,990)
Gain from sale of partially owned entity	(2,420)	—	(2,420)	—
Core EBITDA	$159,105	$165,482	$306,738	$321,326

Total revenues	$650,748	$660,955	$1,279,728	$1,325,935
Core EBITDA margin	24.4%	25.0%	24.0%	24.2%
(1)Stock-based compensation expense excludes any stock compensation expense associated with non-routine employee awards, which are recognized within Acquisition, cyber incident, and other, net.

Revenues and Contribution (NOI) by Segment
(In thousands)
	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Segment revenues:
Warehouse	$594,070	$600,387	$1,169,427	$1,198,097
Transportation	48,097	50,637	92,090	107,490
Third-party managed	8,581	9,931	18,211	20,348
Total revenues	650,748	660,955	1,279,728	1,325,935

Segment contribution:
Warehouse	201,005	204,531	397,590	401,662
Transportation	8,742	8,850	15,996	20,372
Third-party managed	1,909	2,102	3,918	4,285
Total segment contribution (NOI)	211,656	215,483	417,504	426,319

Reconciling items:
Depreciation and amortization expense	(90,462)	(89,649)	(179,444)	(181,744)
Selling, general, and administrative expense	(66,907)	(59,453)	(136,142)	(124,879)
Acquisition, cyber incident, and other, net	(23,226)	(3,013)	(48,640)	(18,011)
Impairment of long-lived assets	(5,226)	—	(5,226)	—
Net gain from sale of real estate	11,760	—	11,760	3,514
Interest expense	(38,245)	(33,180)	(74,362)	(66,610)
Loss on debt extinguishment and termination of derivative instruments	—	(110,682)	—	(115,864)
Loss from investments in partially owned entities	(335)	(1,034)	(1,698)	(1,983)
Other, net	5,775	14,623	7,071	24,149
Income (loss) before income taxes	$4,790	$(66,905)	$(9,177)	$(55,109)
We view and manage our business through three primary business segments—warehouse, transportation, and third-party managed. Our core business is our warehouse segment, where we provide temperature-controlled warehouse storage and related handling and other warehouse services. In our warehouse segment, we collect rent and storage fees from customers to store their frozen and perishable food and other products within our real estate portfolio. We also provide our customers with handling and other warehouse services related to the products stored in our buildings that are designed to optimize their movement through the cold chain, such as the placement of food products for storage and preservation, the retrieval of products from storage upon customer request, case-picking, blast freezing, produce grading and bagging, ripening, kitting, protein boxing, repackaging, e-commerce fulfillment, and other recurring handling services.
In our transportation segment, we broker and manage transportation of frozen and perishable food and other products for our customers. Our transportation services include consolidation services (i.e., consolidating a customer’s products with those of other customers for more efficient shipment), freight under management services (i.e., arranging for and overseeing transportation of customer inventory) and dedicated transportation services, each designed to improve efficiency and reduce transportation and logistics costs to our customers. We provide these transportation services at cost plus a service fee or, in the case of our consolidation or dedicated services, we may charge a fixed fee. We supplemented our regional, national and truckload consolidation services with the transportation operations from various warehouse acquisitions. We also provide multi-modal global freight forwarding services to support our customers’ needs in certain markets.
Under our third-party managed segment, we manage warehouses on behalf of third parties and provide warehouse management services to leading food manufacturers and retailers in their owned facilities. We believe using our third-party management services allows our customers to increase efficiency, reduce costs, reduce supply-chain risks and focus on their core businesses. We also believe that providing third-party management services allows us to offer a complete and integrated suite of services across the cold chain.

Notes and Definitions
We use the following non-GAAP financial measures as supplemental performance measures of our business: NAREIT FFO, Core FFO, Adjusted FFO, NAREIT EBITDAre, Core EBITDA, Core EBITDA margin, net debt to pro-forma Core EBITDA, segment contribution (“NOI”) and margin, same store revenues and NOI, certain constant currency metrics, and maintenance capital expenditures.

We calculate NAREIT funds from operations, or NAREIT FFO, in accordance with the standards established by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT. NAREIT defines FFO as net income or loss determined in accordance with U.S. GAAP, excluding extraordinary items as defined under U.S. GAAP and gains or losses from sales of previously depreciated operating real estate and other assets, plus specified non-cash items, such as real estate asset depreciation and amortization, impairment charges on real estate related assets, and our share of reconciling items for partially owned entities. We believe that NAREIT FFO is helpful to investors as a supplemental performance measure because it excludes the effect of real estate related depreciation, amortization and gains or losses from sales of real estate or real estate related assets, all of which are based on historical costs, which implicitly assumes that the value of real estate diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, NAREIT FFO can facilitate comparisons of operating performance between periods and among other equity REITs.

We calculate core funds from operations, or Core FFO, as NAREIT FFO adjusted for the effects of Net gain on sale of non-real assets; Acquisition, cyber incident, and other, net; Impairment of long-lived assets (excluding certain real estate assets); Loss on debt extinguishment and termination of derivative instruments; Foreign currency exchange (gain) loss; Gain on legal settlement related to prior period operations; Project Orion deferred costs amortization; Our share of reconciling items related to partially owned entities; and Gain from sale of partially owned entity. We believe that Core FFO is helpful to investors as a supplemental performance measure because it excludes the effects of certain items which can create significant earnings volatility, but which do not directly relate to our core business operations. We believe Core FFO can facilitate comparisons of operating performance between periods, while also providing a more meaningful predictor of future earnings potential.

However, because NAREIT FFO and Core FFO add back real estate depreciation and amortization and do not capture the level of maintenance capital expenditures necessary to maintain the operating performance of our properties, both of which have material economic impacts on our results from operations, we believe the utility of NAREIT FFO and Core FFO measures of our performance may be limited.
We calculate adjusted funds from operations, or Adjusted FFO, as Core FFO adjusted for the effects of Amortization of deferred financing costs and pension withdrawal liability; Amortization of below/above market leases; Straight-line rent adjustment; Deferred income tax expense (benefit); Stock-based compensation expense; Non-real estate depreciation and amortization; Maintenance capital expenditures; and Our share of reconciling items related to partially owned entities. We believe that Adjusted FFO is helpful to investors as a meaningful supplemental comparative performance measure of our ability to make incremental capital investments in our business and to assess our ability to fund distribution requirements from our operating activities.

NAREIT FFO, Core FFO and Adjusted FFO are used by management, investors and industry analysts as supplemental measures of operating performance of equity REITs. NAREIT FFO, Core FFO and Adjusted FFO should be evaluated along with U.S. GAAP net income and net income per diluted share (the most directly comparable U.S. GAAP measures) in evaluating our operating performance. NAREIT FFO, Core FFO and Adjusted FFO do not represent net income or cash flows from operating activities in accordance with U.S. GAAP and are not indicative of our results of operations or cash flows from operating activities as disclosed in our consolidated statements of operations included in our quarterly and annual reports. NAREIT FFO, Core FFO and Adjusted FFO should be considered as supplements, but not alternatives, to our net income or cash flows from operating activities as indicators of our operating performance. Moreover, other REITs may not calculate FFO in accordance with the NAREIT definition or may interpret the NAREIT definition differently than we do. Accordingly, our NAREIT FFO may not be comparable to FFO as calculated by other REITs. In addition, there is no industry definition of Core FFO or Adjusted FFO and, as a result, other REITs may also calculate Core FFO or Adjusted FFO, or other similarly-captioned metrics, in a manner different than we do. We reconcile NAREIT FFO, Core FFO and Adjusted FFO to Net income (loss), which is the most directly comparable financial measure calculated in accordance with U.S. GAAP.

We calculate NAREIT EBITDA for Real Estate, or NAREIT EBITDAre, in accordance with the standards established by the Board of Governors of NAREIT, defined as, Net income (loss) before Depreciation and amortization; Interest expense; Income tax expense (benefit); Net gain from sale of real estate; and Adjustment to reflect share of EBITDAre of partially owned entities. NAREIT EBITDAre is a measure commonly used in our industry, and we present NAREIT EBITDAre to enhance investor understanding of our operating performance. We believe that NAREIT EBITDAre provides investors and analysts with a measure of operating results unaffected by differences in capital structures, capital investment cycles and useful life of related assets among otherwise comparable companies.

We also calculate our Core EBITDA as NAREIT EBITDAre further adjusted for Acquisition, cyber incident, and other, net; Loss from investments in partially owned entities; Impairment of long-lived assets; Foreign currency exchange (gain) loss; Stock-based compensation expense; Loss on debt extinguishment and termination of derivative instruments; Loss on other asset disposals; Gain on legal settlement related to prior period operations; Project Orion deferred costs amortization; Reduction in EBITDAre from partially owned entities; and Gain from sale of partially owned entity. We believe that the presentation of Core EBITDA provides a measurement of our operations that is meaningful to investors because it excludes the effects of certain items that are otherwise included in NAREIT EBITDAre but which we do not believe are indicative of our core business operations. We calculate Core EBITDA margin as Core EBITDA divided by revenues. NAREIT EBITDAre and Core EBITDA are not measurements of financial performance or liquidity under U.S. GAAP, and our NAREIT EBITDAre and Core EBITDA may not be comparable to similarly titled measures of other companies. You should not consider our NAREIT EBITDAre and Core EBITDA as alternatives to net income or cash flows from operating activities determined in accordance with U.S. GAAP. Our calculations of NAREIT EBITDAre and Core EBITDA have limitations as analytical tools, including:

•these measures do not reflect our historical or future cash requirements for maintenance capital expenditures or growth and expansion capital expenditures;
•these measures do not reflect changes in, or cash requirements for, our working capital needs;
•these measures do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on our indebtedness;
•these measures do not reflect our tax expense or the cash requirements to pay our taxes; and
•although depreciation and amortization are non-cash charges, the assets being depreciated will often have to be replaced in the future and these measures do not reflect any cash requirements for such replacements.

Net debt to proforma Core EBITDA is calculated using total debt outstanding less cash, cash equivalents, and restricted cash divided by pro-forma and/or Core EBITDA. If applicable, we calculate pro-forma Core EBITDA as Core EBITDA further adjusted for acquisitions. The pro-forma adjustment for acquisitions reflects the Core EBITDA for the period of time prior to acquisition.
NOI is calculated as earnings/loss before interest expense, taxes, Depreciation and amortization, and excluding corporate Selling, general, and administrative expense; Acquisition, cyber incident, and other, net; Impairment of long-lived assets; Net gain from sale of real estate and all components of non-operating other income and expense. Management believes that this is a helpful metric to measure period to period operating performance of the business.

We define our “same store” population once annually at the beginning of the current calendar year. Our population includes properties owned or leased for the entirety of two comparable periods with at least twelve consecutive months of normalized operations prior to January 1 of the current calendar year. We define “normalized operations” as properties that have been open for operation or lease, after development, expansion, or significant modification (e.g., rehabilitation subsequent to a natural disaster). Acquired properties are included in the “same store” population if owned by us as of the first business day of the prior calendar year (e.g. January 1, 2024) and are still owned by us as of the end of the current reporting period, unless the property is under development. The “same store” pool is also adjusted to remove properties that are being exited (e.g. non-renewal of warehouse lease or held for sale to third parties), were sold, or entered development subsequent to the beginning of the current calendar year. Changes in ownership structure (e.g., purchase of a previously leased warehouse) does not result in a facility being excluded from the same store population, as management believes that actively managing its real estate is normal course of operations. Additionally, management classifies new developments (both conventional and automated facilities) as a component of the same store pool once the facility is considered fully operational and both inbounding and outbounding product for at least twelve consecutive months prior to January 1 of the current calendar year.

We calculate “same store revenues” as revenues for the same store population. We calculate “same store contribution (NOI)” as revenues for the same store population less its cost of operations (excluding any Depreciation and amortization, Impairment of long-lived assets, Selling, general, and administrative, Acquisition, cyber incident, and other, net and Net gain from sale of real estate). In order to derive an appropriate measure of period-to-period operating performance, we also calculate our same store contribution (NOI) on a constant currency basis to remove the effects of foreign currency exchange rate movements by using the comparable prior period exchange rate to translate from local currency into U.S. dollars for both periods. We evaluate the performance of the warehouses we own or lease using a “same store” analysis, and we believe that same store contribution (NOI) is helpful to investors as a supplemental performance measure because it includes the operating performance from the population of properties that is consistent from period to period and also on a constant currency basis, thereby eliminating the effects of changes in the composition of our warehouse portfolio and currency fluctuations on performance measures. Same store contribution (NOI) is not a measurement of financial performance under U.S. GAAP. In addition, other companies providing temperature-controlled warehouse storage and handling and other warehouse services may not define same store or calculate same store contribution (NOI) in a manner consistent with our definition or calculation. Same store contribution (NOI) should be considered as a supplement, but not as an alternative, to our results calculated in accordance with U.S. GAAP.

We define “maintenance capital expenditures” as capital expenditures made to extend the life of, and provide future economic benefit from, our existing temperature-controlled warehouse network and its existing supporting personal property and information technology. Maintenance capital expenditures do not include acquisition costs contemplated when underwriting the purchase of a building or costs which are incurred to bring a building up to Americold’s operating standards.
All quarterly amounts and non-GAAP disclosures within this filing shall be deemed unaudited.